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                                                                    Exhibit 8(d)

                              DELEGATION AGREEMENT

DELEGATION AGREEMENT (the "Agreement") executed as of May 5, 2005, between ALPS Mutual Fund Services, Inc. ("ALPS") and Opus Investment Trust (the "Trust").

Whereas, regulations promulgated under Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the "USA PATRIOT Act") require open-end investment companies to implement a written customer identification program appropriate for its size and type of business;

Whereas, the Trust recognizes the importance of complying with the USA PATRIOT Act and the Trust has developed and implemented a written customer identification program (the "CIP") that is a part of the Trust's anti-money laundering program, as amended from time to time, which is designed to satisfy the requirements of the USA PATRIOT Act;

Whereas, the USA PATRIOT Act authorizes a mutual fund to delegate to a service provider the implementation and operation of aspects of the fund's anti-money laundering program; and

Whereas, the Trust desires to delegate to ALPS the implementation and operation of the CIP and ALPS desires to accept such delegation.

Now, Therefore, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

1.   Delegation

     a) Subject to the terms and conditions set forth in this Agreement, the Trust hereby delegates to ALPS the responsibility to implement the CIP.

     b) ALPS hereby agrees to implement the CIP, subject to and in accordance with the terms and conditions of this Agreement.

2.   Annual Certification

     ALPS hereby agrees to certify annually to the Trust that it has implemented and performed the specific requirements of the CIP.

3.   Consent to Examination

     In connection with the performance by ALPS of the above-delegated responsibilities, ALPS understands and acknowledges that the Trust remains responsible for assuring compliance with the USA PATRIOT Act and that the records ALPS maintains for the Trust relating to the Trust's CIP may be subject, from time to time, to examination and/or inspection by federal regulators and the Trust in order that the regulators and the Trust may evaluate such compliance. ALPS hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review. For purposes of such examination and/or inspection, ALPS will use its best efforts to make available, during normal business hours, all required records and information for review by such examiners and the Trust.

4. Limitations of Liability of the Trustees and Shareholders

     A copy of the Trust's Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust.

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IN WITNESS WHEREOF, ALPS Mutual Fund Services, Inc. has caused this instrument to be signed on its behalf by its duly authorized representative and Opus Investment Trust has caused this instrument to be signed on its behalf by its duly authorized representative, all as of the day and year first above written.

                                        ALPS Mutual Fund Services, Inc.


                                        By: /s/ Bradley Swenson
                                            ------------------------------------
                                        Title: Chief Compliance Officer


                                        Opus Investment Trust


                                        By: /s/ Donald P. Wayman
                                            ------------------------------------
                                        Title: Vice President

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